Exhibit 5

OPINION OF SQUIRE, SANDERS & DEMPSEY L.L.P.

January 13, 2006

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Re:     AMTECH SYSTEMS, INC. – REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

          We have acted as counsel to Amtech Systems, Inc., an Arizona corporation (the “Company”), in connection with its Registration Statement on Form S-8, filed August 9, 1996 under the Securities Act of 1933, as amended (the “Act”), relating to its prior registration of 200,000 shares of its Common Stock, $.01 par value (the “Shares”), issuable pursuant to the Company’s Non-Employee Directors Stock Option Plan (the “Plan”).1  We have further acted as counsel to the Company in connection with its Registration Statement on Form S-8, filed on January 13, 2006 under the Act (the “Registration Statement”), relating to the Company’s registration of an additional 100,000 Shares.

          In that connection, we have examined such documents, corporate records and other instruments and undertaken such further inquiry as we have deemed necessary or appropriate for purposes of this opinion, including, but not limited to, examination of the Registration Statement and the Articles of Incorporation and Bylaws of the Company, including all amendments thereto.  In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies).  For purposes of our opinion, we have assumed the availability of a sufficient number of authorized and unissued shares at the time of such issuance.  This opinion letter is given, and all statements herein are made, in the context of the foregoing.

          Based upon the foregoing, we are of the opinion that the Shares, when issued and sold in accordance with the terms of the Plan, will be legally issued, fully paid and nonassessable.

          We hereby consent to the use of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ SQUIRE, SANDERS & DEMPSEY L.L.P.

[1] After a reverse stock split, 100,000 Shares remain registered by the Registration Statement filed by the Company on August 9, 1996.